UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

CPFL ENERGIA S.A.

(Exact name of registrant as specified in its charter)

Federative Republic of Brazil	N/A
(State of incorporation or organization)	(I.R.S. Employer Identification no.)

Rua Ramos Batista, 444, 13° andar
CEP 04552-020 São Paulo, São Paulo
Federative Republic of Brazil	N/A
(Address of principal executive offices)	(Zip Code)

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

     Securities Act registration statement file number to which this form relates: 333-118494

     Securities to be registered pursuant to Section 12(b) of the Act:

Name of Each Exchange on Which
Title of Each Class to be so Registered	Each Class is to be Registered
Common shares, without par value	New York Stock Exchange[1]

American Depositary Shares, each representing 3 shares of Common Stock	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of class)

1 Application to be made for listing, not for trading, but only in connection with the registration of the American Depositary Shares pursuant to requirements of the Securities and Exchange Commission.

Item 1. Description of Registrant’s Securities to be Registered.
Item 2. Exhibits.
SIGNATURE

Item 1. Description of Registrant’s Securities to be Registered.

     The description of the securities to be registered will be contained in a prospectus, constituting part of the Registrant’s Registration Statement on Form F-1 (File No. 333-118494) relating to such securities, to be filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (such prospectus as filed pursuant to Rule 424(b), the “Prospectus”). The description of the securities contained in the Prospectus is hereby incorporated by reference into this Form 8-A. Copies of such description will be filed with the New York Stock Exchange, Inc.

Item 2. Exhibits.

     The securities being registered hereby are to be registered on an exchange on which no other securities of the Registrant are registered. The necessary exhibits will be supplied to the New York Stock Exchange, Inc. and are not filed with or incorporated by reference to this Registration Statement.

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CPFL ENERGIA S.A.
(Registrant)

Date: September 20, 2004	By:	/s/ Wilson Ferreira Junior
		Name:	Wilson Ferreira Junior
		Title:	Chief Executive Officer